UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

PRESS VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54628	39-2077493
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

542 Syndicate Ave South

Thunder Bay, Canada, P7E 1E7

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 362-9389

N/A

(Former Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director and Officer

Effective April 17, 2013, Press Ventures, Inc. (the “Company”), received the resignation of Lynda Cambly as the Company’s President, Chief Executive Officer, Secretary and Treasurer, and as the sole member of the Company’s Board of Directors.

Appointment of Director and Officer

Effective April 17, 2013, the Company’s Board of Directors appointed Wilson A. Garduque as the Company’s President, Chief Executive Officer, Secretary and Treasurer, and as the sole member of the Company’s Board of Directors, to fill the vacancies resulting from the resignation of Lynda Cambly.  There is no arrangement or understanding pursuant to which Mr. Garduque was appointed as President, Chief Executive Officer, Secretary and Treasurer, and as a member of the Company’s Board of Directors.  Mr. Garduque has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Garduque is the Company’s sole officer and director.

Professional History of Mr. Wilson A. Garduque

From May 2004 to the present, Mr. Garduque has been a Business Manager with Fems International in the Philippines.  Prior to joining Fems International, Mr. Garduque was a Project Manager with Aboitiz Trading Ltd from May 1994 to December 2003.  Mr. Garduque received a Bachelor’s Degree in Business Administration from the Polytechnic University of the Philippines in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013	PRESS VENTURES, INC.

By: /s/ Wilson A. Garduque
Wilson A. Garduque
Chief Executive Officer

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